Exhibit 99.2

REFINITIV STREETEVENTS EDITED TRANSCRIPT Q1 2024 VOXX International Corp Earnings Call EVENT DATE/TIME: JULY 11, 2023 / 2:00PM GMT

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CORPORATE PARTICIPANTS
Charles Michael Stoehr VOXX International Corporation - Senior VP, CFO & Director
Patrick M. Lavelle VOXX International Corporation - CEO & Director

CONFERENCE CALL PARTICIPANTS
Thomas Ferris Forte D.A. Davidson & Co., Research Division - MD & Senior Research Analyst
Glenn Wiener GW Communications LLC - Owner

PRESENTATION
Operator
And good day, and thank you for standing by, and welcome to the first quarter results conference call. (Operator Instructions) Please be advised that today's conference is being recorded. I would now like to introduce your host for today's conference, Glenn Wiener. Please go ahead.
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Glenn Wiener GW Communications LLC - Owner
Thank you, and good morning, everyone, and welcome to VOXX International's Fiscal 2024 First Quarter Conference Call. Yesterday, we filed our Form 10-Q and issued our press release, both documents of which can be found in the Investor Relations section of our website at www.voxxintl.com.

Speaking from management today will be Pat Lavelle, Chief Executive Officer; and Michael Stoehr, Senior Vice President and Chief Financial Officer. Our President, Beat Kahli is also with us today and following prepared remarks, all will be available during the Q&A portion of the call.

As a reminder, next week, on Thursday, July 20, we'll be hosting our fiscal 2023 Annual Meeting of Shareholders. This will be a virtual meeting held at 10 a.m. Eastern, and shareholders can attend by visiting www.virtualshareholdermeeting.com/voxx2023.

As for today, I'd like to remind everyone that except for historical information contained herein, statements made on today's call and webcast that would constitute forward-looking statements are based on currently available information. The company assumes no responsibility to update any such forward-looking statements, and I'd like to point you to the risk factors associated with our business which are detailed in our Form 10-K for the period ended February 28, 2023. Thank you for your continued support, and it's my pleasure to now turn the call over to Pat.
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Patrick M. Lavelle VOXX International Corporation - CEO & Director
Thank you, Glenn, and good morning, everyone. The market remains challenging and the impact is reflected in our first quarter results. The retail environment is tough globally. And while we have a

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number of good things materializing throughout our segments, the economy remains a primary obstacle near term.

Q1 net sales were down roughly 13% with the Automotive segment down 3% and the Consumer segment down approximately 17.5%. Our business continues to be impacted by changing consumer patterns, higher interest rates...
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Operator
Everyone who's not speaking, mute please.
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Patrick M. Lavelle VOXX International Corporation - CEO & Director
Thank you. Higher interest rates, all-time high credit card debt and continued production issues at our OEM customers. And I can tell you, VOXX is not alone. Our peers are facing the same issues we are. We are not losing market share, and in some areas, we're expanding, and this bodes well for long term.

We've been around for over 60 years for a reason, and we remain steadfast in moving forward with our growth plans while at the same time, managing our expenses and capital, but near term, with Best Buy, Target, Walmart and many other retailers reporting weaker outlook for 2023, it's about maintaining and capitalizing opportunistically.

As for our Automotive segment, our OEM business was up over 21%, driven by higher volumes with Ford, Stellantis and Nissan for our rear-seat entertainment systems. We have seen some increases in customer production but not in all cases and chip issues appear to be easing, but we're still being cautious. Margins are tight based on current contract pricing, and we are working to mitigate this with production shifts to Mexico, which began in fiscal 2023 and will be mostly complete by the end of our second quarter.

Volume remains pretty consistent with Ford, and we're continuing to develop the RSE system for model year 2025 vehicles. Volume with Nissan and Stellantis is picking up (inaudible). Excuse me, someone is typing, please stop. And we're now supplying the EVOLVE system for the Jeep Wagoneer, Jeep Cherokee and Pacifica.

Let me hold on. Someone is typing, would you please stop. Thank you.

We are now supplying the EVOLVE system for Jeep Wagoneer, Jeep Cherokee and the Pacifica. Curtailing higher growth in the OEM RSE category was some customer production-related issues as some plants have been slowing down for various reasons. On the other hand, chip supply has been improving, which is a good sign for the industry.

Looking out, our OEM business remains poised for growth due to a number of reasons. First, OEM

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production is becoming more consistent and should increase. Second, the demand for vehicles remains very high. And third, we have a number of large multiyear long-term contracts in place across several of our OEM product lines with new programs coming on in fiscal 2024.

The automotive aftermarket continues to be challenged due to a lack of cars in the overall retail environment. There hasn't been much change since our report last quarter other than our aftermarket customers working through their inventory positions from the prior year. Dealers and distributors are continuing to watch inventory levels closely as they don't want to repeat the issues they had last year, but we expect things to loosen a bit as we move into the fall and winter seasons.

As for our Consumer segment, sales were down roughly 17.5% and was all in Premium Audio as other CE product sales were up [35%] (corrected by company after the call). More than half of the growth was in wireless speaker category as we captured sales both in the U.S. and Canada and expanded our Costco program. Germany accessory sales were up over 77% and Schweiger sales nearly doubled as the new Balcony Power product we introduced in fiscal '23 is doing very well. We expect sales from these 2 new programs to help offset economic softness and potentially drive growth this year.

The Premium Audio category has been hit hard, and it's not just due to the economy and retailers. We saw a big uptick in Premium Audio sales when COVID first hit and over the following year as people were staying at home and making the purchases for the home. Now we're seeing the opposite. As discretionary income is being spent on travel, restaurants and other services. The global environment is worse off today than it was at this time last year. On the other hand, the supply chain, which over the past year, has led to significantly higher costs, longer lead times, added storage and shipping and product scarcity, has improved dramatically, which should help margins improve.

As for the quarter, sales were down across categories, brands and geographies. We spent the past several months, in fact, rather the better part of the past year looking at new opportunities where our Premium Audio lineup could excel and offset some of the global economic pressures while continuing to drive innovation in our existing lines.

One of our new innovations is our Klipsch Reference Premiere powered subwoofers which are doing extremely well and leading to increased market share.

Another is our GiG XL and GiG XXL party speakers, marking our entrance into the hottest category in CE right now with new products slated in the coming months.

We will also be launching our new Klipsch Music City portable Bluetooth speaker line which will expand our presence in the category, and we've received strong advanced orders that bode well for this

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category.

And lastly, we will be launching our new Klipsch Music City, a new sound bar coming to market late in the second half of the year. This is a connected audio sound system, the first ever product developed in tandem by Klipsch and Onkyo.

The category will continue to be pressured through the year, though new products should help offset the pressures we're expecting as well expand the distribution of Onkyo and Pioneer-related products especially in China where Pioneer has recently expanded its license.

Partnerships are also new sales drivers, and there are a few that we believe will help drive growth in the years ahead.

Our flagship brand, Klipsch is in homes, cinemas, commercial establishments, on the water and soon we'll be on the road as Klipsch Reference Premier speakers will be on the first ever Dodge-RAM EV truck -- two trim levels with the RAM 1500 Tungsten and the Ram REV Tungsten with a state-of-the-art 23 speaker audio system that, in fact, will blow you away.

And we've had a partnership with MasterCraft for years supplying Klipsch speakers in MasterCraft boats. Soon Klipsch will be integrated into luxury crest pontoon boats and Aviara day yachts, expanding this relationship further. Other programs with Hard Rock, Margaritaville, PGA and others continue.

A few years ago, the Premium Audio market saw an unusually high volume of stay-at-home purchases at an equally fast downturn since. Everyone experienced it. The market will continue to be challenged due to this and the continued slowdown in the economy. New products will help this year and when market conditions begin to improve, our Consumer segment results will as well.

Lastly, our Biometrics segment.

Sales of [$0.1 million] (corrected by company after the call) were in line with last year and Q4 of fiscal 2023, but were light compared to budget due to timing as some projects moved slowly throughout the quarter but will continue throughout the year and drive growth in fiscal '24. We're moving forward with the health care program that I've covered on several calls. Our authentication solution was validated by third-party testing and accepted by our customer to be incorporated into their next-generation medication dispensing solution. We're working on any final design changes through the third quarter with production expected to start in fiscal '24. This customer plans to expand our technology implementation across 3 other product lines and discussions are underway. We are also working with several pharmaceutical companies selling our logical authentication devices, which are used to authorize approved personnel into their manufacturing execution systems.

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As you may recall, in Q3 of last year, we developed a proof-of-concept program for a nationwide rental car agency. This program is in testing at Dulles and Reagan Airport, and if successful, will roll out in many additional locations. Our business with nuclear power plants in the U.S. continues as well, and we are working with several operators throughout the U.S. to deploy EyeLock technology to secure physical access which should bring our total to 20 nuclear facilities domestically.

Within the financial space, we continue to work with Axiom Bank to complete the development of the iris biometric token for their banking as a service solution and we are also discussing with our largest financial customer and update to all EyeLock physical access systems that they have installed throughout the years to our newest FXT system.

In closing, we anticipate fiscal '24 will be difficult due to the uncertainty of the global economy and the continued impact of shifting consumer preferences. We expect markets to remain hard pressed. Many economists are expecting that we'll be in recession in this fourth quarter or first quarter of next year. Therefore, clearly, more action is needed. We began adjusting overhead in the second half of last year and given the outlook, we will be making necessary adjustments to our infrastructure and expenditures adjusting to meet reality.

We are completing the move to Mexico to improve all overall automotive OEM margins. We are adjusting our workforce based on expected fiscal '24 sales volumes and realigning to ensure we're operating effectively and supporting our customers. We're actively managing G&A, looking at all expenses, both internal and external, and we are implementing brand and product rationalization programs in order to get a better ROI.

Although we anticipate near-term softness, some of it should be mitigated by the positives we are seeing and the things we are planning for. As example, improvements in the supply chain should help improve margins. Chip availability should help our OEM customers stabilize production. New OEM programs started next year and beyond. We have new Premium Audio products set to launch this year. We have begun delivering our new Klipsch party speakers entering the fastest-growing segment of the audio business. We'll be expanding geographically with Onkyo, PIONEER and Integra. Premium Audio partnerships I discussed are expanding. Our Accessory business has been growing with the introduction of our new solar product and expanded distribution, and we have a number of biometric projects, which should drive growth and lead the segment to profitability.

At this point, I'll turn the call over to Michael, and then we'll open it up for questions. Mike?
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Charles Michael Stoehr VOXX International Corporation - Senior VP, CFO & Director
Thanks, Pat. Good morning, everyone.

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With respect to our first quarter results, all comparisons over the periods ending May 31, 2023, and May 31, 2022, respectively.

Total net sales of $111.9 million declined by $16.8 million or 13.1% with Automotive down $1.2 million, Consumer down $15.6 million and biometrics flat.

Within Automotive, OEM sales were up $3.6 million and aftermarket sales were down $4.7 million. Within Consumer, Premium Audio sales were down $22.3 million and other CE sales were up $6.7 million.

Pat spoke to the drivers for the segments in his remarks, so I'll move on to margins.

Gross margin of 24.6% was down 120 basis points for the comparable first quarter periods with Automotive down 120 basis points, Consumer down 190 basis points and Biometrics was immaterial on a gross profit basis.

Automotive segment margins were adversely impacted by lower sales of security products and aftermarket remote systems, which traditionally carry higher margins as well as lower margins on some of our current OEM rear seat entertainment programs, which we are addressing.

Consumer segment margins were down year-over-year, primarily due to lower sales of Premium Audio products.

Moving through the fiscal year and as we start cycling through our inventory, coupled with improvements in the supply chain, we should see gross margins increase.

Total operating expenses were $39 million, a $1 million or 2.4% improvement for the comparable periods. Selling expenses declined by $1.1 million due to lower commissions, salaries and credit card expenses. Our G&A expenses increased by approximately $400,000 with professional fees and travel expenses higher for the comparable periods. We also had an approximately $100,000 increase in restructuring-related expenses associated with the transition of some of our OEM production to Mexico which, as Pat noted, will be mostly complete by the end of this quarter. And our engineering and technical support expenses declined by roughly $100,000. Acquisition costs also declined by $100,000 as these costs were incurred only in the prior year period. As a reminder, the costs related to the asset purchase agreement signed with Onkyo and the JV with Sharp.

We reported an operating loss of $11.4 million compared to an operating loss of $6.7 million in Q1 of fiscal 2023. Total other expenses in Q1 of fiscal '24 were $1.6 million compared to total other expense of $2.2 million in Q1 of fiscal

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'23.

Within this, interest and bank charges increased by $800,000 as we had higher borrowings outstanding on our facility compared to last year. Equity income of equity investee, which is our 50-50 joint venture with ASA Electronics was $1.6 million, essentially flat and we recorded an expense of $1 million for the interim arbitration award related to the Seaguard arbitration in both fiscal year periods. Other net improved by $1.4 million, primarily due to the positive changes in foreign currency.

We reported inhibitor loss of $7.6 million compared to a loss of $4.2 million. And we reported an adjusted EBITDA loss of $4.9 million compared to a loss of approximately $100,000 when comparing Q1 of fiscal '24 and 2023. As of May 31 -- moving on to the balance sheet. As of May 31, we had cash and cash equivalents of $5.2 million as compared to $6.1 million as of our fiscal '23 year-end on February 28. Our accounts receivable decreased compared to fiscal 2023 4th quarter due to lower sales and our inventory position increased due to the new products we brought in for our wireless speaker programs and the new solar power product we launched in Germany.

We will continue to lower our inventory balances as unconditional purchases are approximately $90 million at the end of fiscal 2024 Q1 compared to approximately $171 million in comparable fiscal '23 period.

Our total debt stood at $36.7 million as compared to $39.2 million, a $2.5 million reduction. This was principally due to a $3.4 million reduction in the amount outstanding on our debt domestic credit facility, offset by a $1.1 million outstanding on our euro ABL for VOXX Germany which was not present at year-end.

Our Florida mortgage declined by approximately $100,000 as to the amount owed on the shareholder loan payable to Sharp as part of the joint venture. Total long-term debt net of debt issuance costs was $33.9 million as of May 31 as compared to $37.5 million as of February 28.

The company has available a senior secured asset-based facility with a committed availability of up to $165 million, with availability as of May 31, 2023, of $71.3 million. Our availability under normal conditions would be higher as this formula takes into account the amortization of the real estate properties in Florida and the Seaguard in arbitration. We anticipate a ruling by the court on Seaguard matter to occur on or before August 3, as we previously communicated, and we are preparing for it.

Operator, we're now ready to open the call for questions.
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QUESTIONS AND ANSWERS

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Operator
(Operator Instructions) And our first question is going to come from Thomas Forte from -- one moment, please. Pardon me, Thomas from D.A. Davidson.
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Thomas Ferris Forte D.A. Davidson & Co., Research Division - MD & Senior Research Analyst
I had a couple of questions, Pat. So can you put the current challenging macro economic environment in a longer-term perspective. So going backwards, you kind of have -- the great recession is the most recent example of a recessionary period. I recognize that's a pretty significant recession. But can you compare what you're seeing today with prior recessions, such as that one as a starting point?
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Patrick M. Lavelle VOXX International Corporation - CEO & Director
All right. Well, the first thing is, is that we did not see -- the big impact that we're having right now is the strong run-up in sales when everybody was home and now we're seeing a major shift in preferences by the consumer, they'd rather be doing more experiential things. So it's a little bit different. A home theater system or a speaker system or some of our bigger products are not something that you buy every 2 years. So there was a pull forward to buy forward as we say, when everybody was home. So we're expecting probably another year as far as the higher-end systems, more costly systems, it would take to roll through, first off, the recession and then the pivot.

And then -- but it can be offset by some of the new things that we're coming out with. The new [Plexus] sound bar would be new for us. The party speakers is a fast-growing business. We expect to dominate in that space so we can offset some of that weakness in the other areas. But I would think that this stretches out through the balance of the year and some time into next year as well.
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Thomas Ferris Forte D.A. Davidson & Co., Research Division - MD & Senior Research Analyst
Okay. That was very helpful. And then on the automotive front, can you -- you touched on this in the prepared remarks, but can you explain the current situation? It sounds like the supply chain issues for the most part are in the rearview mirror and that the challenge today is -- I'm trying to understand what the challenge is today if it's not supply chain. Is it also the macro? Or is it something else?
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Patrick M. Lavelle VOXX International Corporation - CEO & Director
Well, there's still a little bit of supply chain issues on the chips that were needed. And sometimes chips are used to do other critical things in the vehicles and therefore, the chips that they need to do, let's say, rear seat are taken to use other more critical functions of the vehicle. That's one.

The other thing is there is a buildup of inventory with some of our customers and that's changing production forecasts and things like that. Sales may not be as strong as they produce. We are seeing the consumer being impacted by the sticker shock of coming in and buying some new cars. So I think that what we're seeing, based on some of the production cuts that we get advised of at the time is a

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combination of all of it. And I think that the car manufacturers are struggling to meet demand. But at the same time, in vehicles that they are building, they're not seeing the sell-through. And I think that will change over time as they adjust with either interest rate reductions or lower prices on some of the vehicles.
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Thomas Ferris Forte D.A. Davidson & Co., Research Division - MD & Senior Research Analyst
Okay. And then going back to your original answer, as a long-time follower of the consumer electronics industry, if we had a pull forward, and I agree with you that we did, we're in the early stages of pandemic, consumers bought a lot of consumer electronics. Do you have historical proxies? Is it just the typical refresh rate for the products? And when consumers normally buy the next set that you're gauging on.
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Patrick M. Lavelle VOXX International Corporation - CEO & Director
Yes. I mean the true audiophiles buy equipment often, okay? But when you look at the impact that COVID had on the buying patterns, like I said, we're -- that was in 2020 and 2021. And that's why I'm saying 2022, we started to see it, we'll see it all this year and it will probably start to improve somewhat as we move into 2024, that you'll start to see normal buying patterns again.
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Thomas Ferris Forte D.A. Davidson & Co., Research Division - MD & Senior Research Analyst
Okay. And then last question, I think a repeat from last quarter, maybe the last 2 quarters. But as the supply chain costs have improved, can you talk about your strategy on potentially reinvesting some of the improvement in promotional pricing?
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Patrick M. Lavelle VOXX International Corporation - CEO & Director
Yes. Well, the thing is that when -- at the height of the supply chain problem, we were seeing what would normally be 30 days on the water, we were experiencing, depending on where the product was coming as high as 97 days which means that in order to protect the holiday season and things like that, we had to bring in a lot of excess inventory. And that excess inventory is impacting storage costs, and it is preventing us to get some of it, not all of it, is preventing us from getting new pricing based on lower cost of freight and in some cases, negotiated better prices for the same product.

So we expect that we'll probably see another quarter of inventory being moved out. And everything coming in now would be coming in at lower freight rates and that, in some cases, better pricing with the -- that we've negotiated. So I would estimate that we will see an improvement month-over-month throughout the balance of the year and then start to get back to historical levels of profitability within the premium space, especially because of the size of the equipment, the freight component was crazy on it. And therefore, now that we're back to pretty much pre-pandemic levels on pricing, that we should see pricing come down. And you will see adjustments to pricing to move out inventory that we want to move and then you'll see adjustment in retail pricing based on lower costs. So we can maintain a competitive

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nature with our competition.
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Operator
In one moment. And I am showing no further questions. I would now like to turn the call back over to Pat Lavelle for closing remarks.
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Patrick M. Lavelle VOXX International Corporation - CEO & Director
All right. Very good. If there are no further questions, I'd like to thank you for your interest in VOXX coming on the call today, and I wish you a very good day. Thank you.
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Operator
This concludes today's conference call. Thank you for participating. You may now disconnect.
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